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                                                                   EXHIBIT 10.52

                               SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Second Amendment") is entered into as of January 30, 2004, by and between SILICON VALLEY BANK, a California-chartered bank (the "Bank"), and CRITICAL PATH, INC., a California corporation (the "Borrower"), in reliance on the following:

                                    RECITALS

         A. On or about July 18, 2003, the Borrower and the Bank entered into that certain Amended and Restated Loan and Security Agreement (the "Loan Agreement") pursuant to which the Bank made available to the Borrower a revolving credit facility (the "Senior Debt Facility") in the principal amount of up to Fifteen Million Dollars ($15,000,000.00).

         B. On or about November 18, 2003, the Borrower entered into that certain Convertible Note Purchase and Exchange Agreement among the Borrower, General Atlantic Partners 74, L.P. ("GAP 74"), GAP Coinvestment Partners II, L.P. ("GAP Coinvestment"), GapStar, LLC ("GapStar") and GAPCO GmbH & Co. KG ("GAPCO" and, together with GAP 74, GAP Coinvestment and GapStar, the "Investors"), and the other entities listed on the signature pages thereto (collectively with the notes and other documents executed and delivered by the Borrower in connection therewith, as amended in accordance with the terms of the Subordination Agreement defined below, the "First Junior Debt Documents"), pursuant to which the Borrower issued to such Investors convertible notes in the aggregate principal amount of Ten Million Dollars ($10,000,000) (the "First Junior Debt") and granted a security interest to the Investors in certain of the Collateral on November 26, 2003.

         C. The Bank consented to the Borrower's entering into the First Junior Debt Documents and performing its obligations thereunder pursuant to the terms of that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of November 26, 2003 (the "Amendment"). The Amendment provided, in part, that the Investors would enter into that certain Subordination Agreement with the Bank dated as of November 26, 2003 (the "First Subordination Agreement") to evidence the terms by which the First Junior Debt is subordinated to the Senior Debt Facility. The Loan Agreement as amended by the Amendment, along with all other documents entered into by the parties in connection with the Loan Agreement and the Amendment, are hereinafter referred to as the "Senior Loan Documents," and each capitalized term used in this Second Amendment shall have the meaning accorded to it in the Senior Loan Documents unless it is otherwise defined herein.

         D. On or about January 16, 2004, the Borrower entered into that certain Convertible Note Purchase Agreement dated as of January 16, 2004, by and among the Borrower as issuer, on the one hand, and Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Partners, L.P., Zaxis Offshore Limited, Zaxis Institutional Partners, L.P., and Passport Master

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Fund, L.P. as creditors (collectively, the "Second Subordinated Creditors"), on the other hand, and the Notes, the Guaranty and Security Agreement and the other documents executed and delivered in connection therewith (collectively, the "Second Junior Debt Documents"). The Bank consented to the Borrower's entering into the Second Junior Debt Documents and the Borrower's granting to the Second Subordinated Creditors a security interest in certain of the Collateral, all as more fully set forth in the Second Junior Debt Documents, conditioned upon the execution and delivery by the Second Subordinated Creditors of a Subordination Agreement by and among the Bank, as senior creditor, and the Second Subordinated Creditors, as junior creditors, in form and substance acceptable to the Bank, and the consent of the Investors to the Borrower's entering into the Second Junior Debt Documents.

         E. The Borrower now desires to amend the Senior Loan Documents further in order to extend the Maturity Date, and the Bank is willing to do so upon the terms set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in reliance upon the foregoing and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Change in the Calculation of the Credit Limit.

                  1.1 The Credit Limit. On and after the date on which this Second Amendment becomes effective pursuant to Section 9 hereof (the "Effective Date"), the Credit Limit shall be an amount equal to the lesser of (i) $5,000,000.00 or (ii) the Borrowing Base. Section 1.1 of Schedule 1 to the Loan Agreement ("Schedule 1") is hereby amended accordingly.

                  1.2 Definition of the Borrowing Base. The Borrowing Base shall hereafter be the sum of (i) 80% of Eligible Accounts, plus (ii) 100% of unrestricted Investment Cash, plus (iii) 100 % of the face amount of all letters of credit issued to the Bank, as beneficiary thereof, by such bank(s) and in such form as is acceptable to the Bank in its sole discretion. The foregoing definition hereby replaces in full the definition of Borrowing Base set forth in
Section 1.2 of Schedule 1, and said Section 1.2 is hereby amended accordingly.

                  1.3 Investment Cash. The term "Investment Cash" shall mean that amount of cash deposited in the Borrower's Account No. 88602595 at SVB Securities, an Affiliate of the Bank, and the second clause of the last sentence of Section 1.2 of the Schedule is hereby deleted.

         2. Change in the Letter of Credit Sub-Limit. On and after the Effective Date, the Letter of Credit Sublimit shall be Three Million Dollars ($3,000,000.00). Section 1.5 of Schedule 1 is hereby amended accordingly, and the definition of "Sublimit Loans" in said Section 1.5 is hereby deleted.

         3. Change in the Interest Rate. On and after the Effective Date, the Borrower shall pay interest on all Loans at a rate determined for each calendar month as follows: (i) so long as the Borrower maintains at least $10,000,000.00 on deposit with the Bank and its Affiliates at all

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times during such calendar month, the Prime Rate plus one percent per annum
(1.00% p.a.); (ii) if the Borrower maintains less than $10,000,000.00 but at least $5,000,000.00 on deposit with the Bank and its Affiliates at all times during such calendar month, the Prime Rate plus one and one-half percent per annum (1.50% p.a.); and (iii) if at any time during such month the Borrower maintains less than $5,000,000.00 on deposit with the Bank and its Affiliates, the Prime Rate plus two percent per annum (2.00% p.a.). In no event shall the Prime Rate be less than 4.00% per annum for purposes of the Senior Loan Documents. Section 2 of Schedule 1 is hereby amended accordingly.

         4.       Fees.

                  4.1 The Facility Fee. Borrower will pay the Bank a facility fee on the Effective Date in the amount of $20,000.00 (the "Facility Fee"), which Facility Fee shall be fully-earned and non-refundable upon payment.

                  4.2      Other Fees. The following provisions of Section 3 of
Schedule 1 are hereby amended as follows:

                           a.       The last sentence of Section 3.3 is hereby
amended to read in full as follows: "For purposes of calculating the Unused Facility Fee, the Credit Limit shall be deemed to be $5,000,000.00."

                           b.       Section 3.5 of Schedule 1 is hereby amended
to read in full as follows:

                                    "3.5     Termination Fee. If the Agreement
                           is terminated at any time during the six-month period following the Effective Date due to an Event of Default or as a result of the Borrower's termination under Section 6.2 of the Agreement, the Borrower shall pay to the Bank, within two Business Days after such termination, a termination fee (the "Termination Fee") in an amount equal to $50,000.00."

         5. Extension of the Maturity Date. The Maturity Date shall be extended to October 31, 2004, and Section 4 of Schedule 1 is hereby amended accordingly.

         6.       Change to Financial Covenants.

                  6.1      Consolidated Revenues Covenant. The existing Section
5.1 of Schedule 1 is hereby deleted and a new Section 5.1 is hereby added to read in full as follows:

                                    "5.1 Minimum Consolidated Revenues. Borrower
                           shall maintain minimum Consolidated Revenues on a rolling three-month basis (the first such three-month period being 10/1/03 - 12/31/03), measured by the Bank each month commencing on December 31, 2003, in the following amounts: (i) $18,500,000.00 for each month

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                           through May 31, 2004; and (ii) $20,500,000.00 for
                           each month thereafter. For purposes of this covenant, "Consolidated Revenues" shall mean the revenues of the Borrower and its subsidiaries as reported to the Bank on a consolidated basis in the Borrower's monthly financial statements."

                  6.2      Minimum Cash Balance. The existing Section 5.2 of
Schedule 1 is hereby deleted and a new Section 5.2 is hereby added to read in full as follows:

                                    "5.2     Minimum Cash Balance. The Borrower
                           shall maintain at least $3,000,000.00 in deposits with the Bank and its Affiliates at all times."

         7.       Reporting.

                  7.1 Transaction Reports. On and after the Effective Date, transaction reports shall be required daily at all times that any Loans are outstanding and the Borrower maintains less than $5,000,000.00 on deposit with the Bank and its Affiliates. Otherwise, transaction reports shall be required on a weekly basis.

                  7.2      Monthly Financial Reports. Clause (v) of Section 6 of
Schedule 1 is hereby amended to read in full as follows:

                                    "(v)     Monthly unaudited financial
                           statements, as soon as available and in any event within 30 days after the end of each month, prepared on a consolidating basis for the Borrower and its subsidiaries;"

         8. Reaffirmation of Obligations. The Borrower reaffirms to the Bank that, as of the date hereof, the outstanding principal amount of all Loans under the Senior Loan Documents (including the face amount of all Letters of Credit outstanding under the Letter of Credit Sublimit) is Two Million Seven Hundred One Thousand Five Hundred One and No/100 Dollars ($2,701,501.00). The Borrower acknowledges that the Senior Loan Documents fully and accurately reflect and constitute the valid and enforceable Obligations of the Borrower to the Bank, and the Borrower remains fully obligated to perform all covenants thereunder and has no defenses to or offsets against such Obligations.

         9. Conditions to Effectiveness. The following conditions must be satisfied in full, or waived in writing by the Bank, before this Second Amendment shall be effective and the Bank shall become obligated hereunder.

                  9.1 Execution and Delivery of Documents. The Borrower shall have executed and delivered to the Bank this Second Amendment, and the Bank shall have received any and all other instruments and documents, fully executed and in form and substance acceptable to the Bank, as are contemplated hereby or otherwise reasonably requested by the Bank.

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                  9.2      Payment of Fees and Expenses. The Borrower shall have
paid to the Bank all fees due and owing under the Senior Loan Documents as amended hereby (including but not limited to the Facility Fee), as well as a sum sufficient to reimburse the Bank for all costs and expenses incurred by the Bank in entering into this Second Amendment and any and all other documents and instruments contemplated hereby or thereby (including but not limited to all attorneys' fees and expenses.)

                  9.3 Representations and Warranties; No Default. The representations and warranties of the Borrower as set forth in the Senior Loan Documents shall be true and correct in all material respects as of the date on which this Second Amendment becomes effective, and no Event of Default shall have occurred and be continuing as of such date without having been cured.

         10. Condition Subsequent. In the event that the Borrower fails to obtain within 15 days after the Effective Date an acknowledgement from each of the Investors and the Second Subordinated Creditors, in form and substance acceptable to the Bank, that the First Subordination Agreement and the Second Subordination Agreement remain in full force and effect subsequent to the Effective Date, this Second Amendment shall be of no further force or effect whatsoever and the Senior Debt Facility shall be deemed to have matured on January 30, 2004.

         11. Continued Full Force and Effect. Except to the extent expressly amended hereby, all of the terms and provisions of the Senior Loan Documents shall remain in full force and effect, and the lien in favor of the Bank in the Collateral shall be and remain a fully perfected senior lien upon all of the Collateral pursuant to the terms of the Senior Loan Documents, it being the intent of the parties that nothing herein shall affect or impair the Bank's rights or remedies under the Senior Loan Documents or its lien upon the Collateral. Henceforth, the term "Loan Documents" shall be deemed to mean the Senior Loan Documents as modified and supplemented by the terms of this Second Amendment, and any default of the Borrower hereunder shall constitute an Event of Default under the Senior Loan Documents.

         12.      General Provisions.

                  12.1 Choice of Law and Venue. This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law, and any action or proceeding arising out of this Second Amendment shall be commenced in the Superior Court of the State of California for the County of Santa Clara, or in the District Court of the United States in the Northern District of California.

                  12.2 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, ON THE ONE HAND, AND THE BANK, ON THE OTHER HAND, WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS SECOND AMENDMENT, THE SENIOR LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS

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AMENDMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND UNDERSTANDS
THE RAMIFICATIONS THEREOF.

                  12.3 Entire Agreement. This Second Amendment, along with the Loan Agreement and the other Senior Loan Documents, together constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersede all prior negotiations, understandings and agreements between the parties with respect to such transactions.

                  12.4 Counterparts. This Second Amendment may be executed and delivered in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

                  12.5 Time of the Essence. Time is of the essence in the performance by each party of its obligations hereunder and the satisfaction of all conditions specified herein.

         IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute this Second Amendment as of the date first set forth above.

BORROWER:                                     BANK:

CRITICAL PATH, INC.                           SILICON VALLEY BANK,
a California corporation                      a California-chartered bank

By: /s/ Andrew P. Morrison                    By: /s/ Brian Harrison
   --------------------------------              -------------------------------
Name:  Andrew P. Morrison                     Name:  Brian Harrison
Title: Vice President, Finance               Title: Vice President

                    [Acknowledgement of Investors and Second
                   Subordinated Creditors Follow Immediately.]

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                                 ACKNOWLEDGEMENT

         THE UNDERSIGNED, as all of the Investors and the Second Subordinated Creditors, hereby consent to the foregoing Second Amendment and acknowledge that each of the First Subordination Agreement and the Second Subordination Agreement remains in full force and effect subsequent to the Effective Date.

         IN WITNESS WHEREOF, the undersigned have executed this Acknowledgment as of the date first set forth above.

THE INVESTORS:

GAP COINVESTMENT PARTNERS II, L.P.,      GENERAL ATLANTIC PARTNERS, 74, L.P.,
a Delaware limited partnership           a Delaware limited partnership

                                         By: GENERAL ATLANTIC PARTNERS,
                                         LLC, its Managing Member

By: /s/ Matthew Nimetz                   By: /s/ Matthew Nimetz
   ---------------------------------        ----------------------------
   Name:  Matthew Nimetz                    Name: Matthew Nimetz
   Title: A General Partner                 Title: A Managing Member

GAPSTAR, LLC, a Delaware limited         GAPCO GMBH & CO. KG., a German limited
liability company                         partnership

By: GENERAL ATLANTIC PARTNERS,           By: GAPCO MANAGEMENT GMBH, its
LLC, its Sole Member                     General Partner

By: /s/ Matthew Nimetz                   By: /s/ Matthew Nimetz
   ---------------------------------        ----------------------------
   Name: Matthew Nimetz                    Name: Matthew Nimetz
   Title: A Managing Member                 Title: A Managing Director

THE SECOND SUBORDINATED
CREDITORS:

PERMAL U.S. OPPORTUNITIES LIMITED        ZAXIS PARTNERS, L.P.

By:  Apex Capital, LLC                   By:  Apex Capital, LLC
Its: Authorized Investment Advisor       Its: General Partner

By: /s/ Sanford J. Colen                 By: /s/ Sanford J. Colen
   -----------------------                  ----------------------------
Name: Sanford J. Colen                   Name: Sanford J. Colen
Title: Manager and Principal             Title: Manager and Principal

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THE SECOND SUBORDINATED
CREDITORS (CON'T.):

ZAXIS EQUITY NEUTRAL, L.P.
                                         ZAXIS OFFSHORE LIMITED
By:  Apex Capital, LLC                    By: Apex Capital
Its: General Partner                     Its: General Partner

By: /s/ Sanford J. Colen                 By: /s/ Sanford J. Colen
   -----------------------                  ---------------------
Name:  Sanford J. Colen                  Name:  Sanford J. Colen
Title: Manager and Principal             Title: Manager and Principal

ZAXIS INSTITUTIONAL PARTNERS, L.P.       PASSPORT MASTER FUND, L.P.

By: Apex Capital                         By: /s/ John Burbank
Its: General Partner                        -----------------
                                         Name:  John Burbank
                                         Title:  Managing Partner
By: /s/ Sanford J. Colen
   ---------------------
Name:  Sanford J. Colen
Title: Manager and Principal

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